Consent of Independent Registered Public Accounting Firm


As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated June 7, 2005 on the financial statements of the Pope Family of Funds comprised of Halter Pope USX China Fund (the "Fund") as of June 7, 2005 and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Fund's Registration Statement on Form N-1A.


/s/ Cohen McCurdy


Cohen McCurdy, Ltd.
Westlake, Ohio
July 20, 2005